Exhibit (14)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Investment Trust: Fidelity Europe Fund, of our report dated December 18, 2012, on the financial statements and financial highlights included in the October 31, 2012 Annual Report to Shareholders of Fidelity Investment Trust: Fidelity Europe Fund.

We further consent to the references to our Firm under the headings "Experts" and "Additional Information About the Funds" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the December 29, 2012 Prospectus and "Independent Registered Public Accounting Firm" in the December 29, 2012 Statement of Additional Information for Fidelity Investment Trust: Fidelity Europe Fund, which are also incorporated by reference into the Proxy/Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
____________________________
Boston, Massachusetts
December 13, 2013